Exhibit 99.1
Rapid Micro Biosystems Reports First Quarter 2024 Financial Results
Reports first quarter 2024 total revenue of $5.6 million, representing growth of 11% compared to first quarter 2023
Reaffirms full year 2024 total revenue guidance of at least $27.0 million, representing growth of at least 20% compared to full year 2023

LOWELL, Mass., May 3, 2024 (GLOBE NEWSWIRE) -- Rapid Micro Biosystems, Inc. (Nasdaq: RPID) (the “Company”), an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products, today announced its financial results for the first quarter ended March 31, 2024.
Recent Highlights
•First quarter total revenue (combined product and service revenue) increased 11% to $5.6 million
•First quarter recurring revenue increased 15% to $3.7 million, including record consumable revenue
•Placed three Growth Direct systems and completed the validation of three customer systems
•Growth Direct Rapid Sterility platform on track for mid-2024 launch

"We are pleased to report a solid start to 2024," said Robert Spignesi, President and CEO. "First quarter revenues exceeded our guidance and we achieved a new record in consumable revenue in the period. We remain focused on accelerating Growth Direct® system placements, improving gross margins and driving the business to profitability. We are reaffirming our full year 2024 total revenue guidance as we look forward to the mid-year launch of our innovative Growth Direct Rapid Sterility platform."

First Quarter Financial Results
Total revenue for the first quarter of 2024 increased 11% to $5.6 million compared to $5.0 million in the first quarter of 2023. The Company placed three new Growth Direct® systems and completed the validation of three customer systems compared to three placements and two validations in the first quarter of 2023. Product revenue increased primarily due to higher consumable revenue. Service revenue increased due to increased validation activities as well as higher revenue from service contracts due to an increase in the number of validated Growth Direct systems. Recurring revenue increased 15% to $3.7 million, compared to $3.3 million in the first quarter last year, due to the growth in both consumables and service contracts.
Total cost of revenue was $7.1 million in the first quarter of 2024, compared to $6.8 million in the first quarter of 2023, representing an increase of 5%. The increase was primarily due to higher product costs associated with increased consumable volumes and higher service costs to support the larger number of validated systems at customer sites.
Total operating expenses were $12.8 million in the first quarter of 2024, compared to $13.1 million in the first quarter of 2023. The decrease was largely due to nonrecurring retention costs incurred in the first quarter last year, partially offset by an increase in costs associated with the planned upcoming launch of Growth Direct Rapid Sterility.

Net loss for the first quarter of 2024 was $13.3 million, compared to $13.9 million in the first quarter of 2023. The improvement was due to higher revenue, improved gross margins and lower operating expenses. Net loss per share for the first quarter of 2024 was $0.31, compared to $0.32 in the first quarter of 2023.
Cash, cash equivalents and investments were $79.5 million as of March 31, 2024, which the Company continues to expect to provide a cash runway at least into the second half of 2026. The Company had no debt outstanding as of March 31, 2024.
2024 Outlook
The Company is reaffirming its full year 2024 total revenue guidance of at least $27.0 million, representing growth of at least 20% compared to full year 2023, and the placement of at least 20 systems. The Company continues to expect gross margin to be positive for the full year 2024.
Webcast Details
The Company will host a conference call before the market opens today, May 3, 2024, at 8:30 a.m. ET to discuss its first quarter 2024 financial results. The live call is accessible on the Company’s website at investors.rapidmicrobio.com and will be archived and available for replay for one year.
About Rapid Micro Biosystems
Rapid Micro Biosystems is an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products such as biologics, vaccines, cell and gene therapies, and sterile injectables. The Company’s flagship Growth Direct system automates and modernizes the antiquated, manual microbial quality control (“MQC”) testing workflows used in the largest and most complex pharmaceutical manufacturing operations across the globe. The Growth Direct system brings the quality control lab to the manufacturing floor, unlocking the power of MQC automation to deliver the faster results, greater accuracy, increased operational efficiency, better compliance with data integrity regulations, and quicker decision making that customers rely on to ensure safe and consistent supply of important healthcare products. The Company is headquartered and has U.S. manufacturing in Lowell, Massachusetts, with global locations in Lexington, Massachusetts, Switzerland, Germany, and the Netherlands. For more information, please visit www.rapidmicrobio.com or follow the Company on X (formerly know as Twitter) at @rapidmicrobio or on LinkedIn.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s guidance for full year 2024 revenue, system placements and gross margins; financial position and cash runway; expected placements of Growth Direct systems, anticipated timing of such placements and the impact on the Company’s revenue; intentions regarding the Company’s commercial execution and improvements to gross margins; and the upcoming launch of Growth Direct Rapid Sterility and the timing thereof.
In some cases, you can identify forward-looking statements by terminology such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to, the Company’s significant losses since inception; the Company’s ability to meet its publicly announced guidance and other expectations about its business and operations; the Company’s limited experience in marketing and sales and the effectiveness of its sales processes; the Company’s need to develop new products and adapt to technological changes; the Company’s ability to establish and maintain its position as a leading provider of automated microbial quality control testing; the Company’s ability to maintain its manufacturing facility; the Company's ability to improve the gross margins of its products and services; risks related to third-parties; the Company’s ability to retain key management and other employees; risks related to regulatory and intellectual property matters; risks related to supply chain disruptions and the impact of inflation; the impact of macroeconomic volatility; and the other important factors outlined under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2024, as such factors may be updated from time to time in its other filings with the SEC, which are available on the SEC's website at www.sec.gov and the Investor Relations page of its website at investors.rapidmicrobio.com. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.
Investor Contact
Michael Beaulieu, CFA
Vice President, Investor Relations and Corporate Communications
investors@rapidmicrobio.com
Media Contact
media@rapidmicrobio.com

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue:
Product revenue	$3,713	$3,324
Service revenue	1,898	1,711
Total revenue	5,611	5,035
Costs and operating expenses:
Cost of product revenue	5,173	4,981
Cost of service revenue	1,961	1,844
Research and development	3,842	3,153
Sales and marketing	3,281	3,462
General and administrative	5,627	6,467
Total costs and operating expenses	19,884	19,907
Loss from operations	(14,273)	(14,872)
Other income (expense):
Interest income, net	983	1,003
Other expense, net	(29)	(11)
Total other income, net	954	992
Loss before income taxes	(13,319)	(13,880)
Income tax expense	3	7
Net loss	$(13,322)	$(13,887)
Net loss per share — basic and diluted	$(0.31)	$(0.32)
Weighted average common shares outstanding — basic and diluted	43,245,835	42,812,580

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$22,433	$24,285
Short-term investments	57,103	67,768
Accounts receivable	4,921	5,532
Inventory	20,418	19,961
Prepaid expenses and other current assets	3,285	2,869
Total current assets	108,160	120,415
Property and equipment, net	12,615	12,832
Right-of-use assets, net	5,988	6,240
Long-term investments	—	2,911
Other long-term assets	684	770
Restricted cash	284	284
Total assets	$127,731	$143,452
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,164	$1,973
Accrued expenses and other current liabilities	7,049	9,907
Deferred revenue	6,234	5,974
Lease liabilities, short-term	1,153	1,132
Total current liabilities	15,600	18,986
Lease liabilities, long-term	5,916	6,214
Other long-term liabilities	272	263
Total liabilities	21,788	25,463
Total stockholders’ equity	105,943	117,989
Total liabilities and stockholders’ equity	$127,731	$143,452

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Cash, Cash Equivalents and Investments
(in thousands)

	March 31, 2024	December 31, 2023
Cash and cash equivalents	$22,433	$24,285
Short-term investments	57,103	67,768
Long-term investments	—	2,911
Cash, cash equivalents and investments	$79,536	$94,964